THE SYMBOL “[****]” DENOTES PLACES WHERE CERTAIN IDENTIFIED
INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i)
NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE
COMPANY IF PUBLICLY DISCLOSED

COLLABORATIVE RESEARCH AGREEMENT

THIS COLLABORATIVE RESEARCH AGREEMENT (this “Agreement”) effective as of April 30, 2021 (the “Effective Date”), is entered into between SKYE BIOSCIENCE INC. (“Skye”), with a place of business at 5910 Pacific Center Blvd., #320 San Diego, CA, 92121, United States and EMERALD HEALTH BIOTECHNOLOGY ESPAÑA, S.L. a limited liability company incorporated under the laws of Spain (“EHBE”), having a place of business at Parque Cientifico Tecnologico de Cordoba, Rabanales 21, c/ Astronoma Cecilia Payne, Edifico Centauro, 14014, Cordoba, Spain.
WHEREAS:
A.Skye has designed new chemical entities [****]that may be effective in the treatment of human diseases.
B.Skye desires to sponsor certain research by EHBE as further described in the Project Plan (as defined below) and EHBE desires to conduct such research in accordance with the terms and conditions of this Agreement (Exhibit A).

NOW, THEREFORE, in consideration of the foregoing premises and he mutual covenants herein contained; the parties hereby agree as follows:

1.Definitions. For the purposes of this Agreement, the following terms shall have the respective meanings set forth below:
1.1“Confidential Information” means, with respect to a party (the “Discloser or Skye”), any and all proprietary or confidential data and information disclosed by Skye to the other party (the “Recipient or EHBE”), whether in writing, or in oral, graphic, electronic or any other form, or obtained by or on behalf of the Recipient through inspection or observation of the foregoing. Confidential Information shall not include any information that
(a)is or becomes publicly known through no act or omission of the Recipient.
(b)was rightfully known by Recipient before receipt from the Discloser.

(c)becomes known to Recipient by a third party without confidential or proprietary restriction from the Discloser; or
(d)is independently developed by Recipient without the use of or reference to the Confidential Information of Discloser. The terms and conditions of this Agreement shall constitute Confidential Information of both parties.

1.2“Skye Materials” means [****]
1.3“Skye Technology” means [****]
1.4“Initial Project Plan” means the Project Plan set out in Exhibit A.
1.5“Initial Project Plan Budget” means the Budget set out in Exhibit A to the Initial Project Plan.
1.6“Intellectual Property Rights” mean:
(a)any and all proprietary rights, in any jurisdiction in the world, provided under (i) patent law, (ii) copyright law, (iii) trade-mark law, (iv) design patent or industrial design law, (v) plant breeders’ rights or plant variety rights law; or (vi) any other applicable statutory provision or common law principle, including trade secret law, that may provide a right in ideas, formulae, algorithms, concepts, inventions, inventors’ notes, research data, works or know-how, or the expression or use thereof, and including all past, present and future causes of action, rights of recovery, and claims for damage, accounting of profits, royalties, or other relief relating, referring or pertaining to any of the foregoing; and
(b)any and all applications, registrations, licenses, sublicenses, collaboration agreements, technology transfer agreements, and other agreements or other evidence of a right in any of the foregoing.
1.7“Principal Investigator” shall mean, with respect to a Project, the principal investigator identified in the Project Plan for such Project.
1.8“Project” means the project described in a Project Plan.
1.9“Project Plan” means, a written project plan mutually agreed in writing by the parties and includes the Initial Project Plan.
1.10“Results” mean all data, information and other deliverables and results derived from a Project or use of the Skye Technology
2.Conduct of Projects.

2.1Projects. Skye engages EHBE to conduct each Project on the terms and conditions of this Agreement, including, without limitation, the applicable Project Plan. EHBE accepts such engagement and should conduct each Project and otherwise act in strict accordance with the terms and conditions of this Agreement, including, without limitation, the applicable Project Plan.
2.2Initial Project Plan. Skye engages EHBE to conduct the activities contemplated under the Project Plan
2.3Project Plan. It is contemplated that the parties shall from time to time enter into new Project Plans. Upon mutual agreement, due execution and delivery of a Project Plan for a Project, such Project Plan automatically shall be incorporated into this Agreement; provided, however, that to the extent any term or condition of such Project Plan conflicts with the terms and conditions of this Agreement, the terms and conditions of this Agreement shall control unless otherwise expressly stated in the applicable Project Plan that such conflicting term or condition is specifically intended to supersede the terms and conditions of this Agreement, and expressly referencing the specific terms and conditions to be superseded.
2.4Principal Investigator. EHBE shall conduct each Project under the direction of the Principal Investigator identified in the applicable Project Plan. The Principal Investigator for a Project shall be responsible for the supervision and administration thereof.
2.5Research Procedures. EHBE shall conduct the Project in good scientific manner, and in compliance with all applicable Collaborator policies and procedures as detailed in the applicable Project Plan, all requirements of applicable laws and regulations, the highest professional industry standards and good laboratory and/or clinical practices, including, without limitation, any quality assurance, quality control and other standards set forth in the applicable Project Plan. EHBE shall proceed diligently with the work set out in the applicable Project Plan for such Project, including, without limitation, by allocating sufficient time and effort and using personnel with sufficient skills and experience, together with sufficient equipment and facilities, to conduct such Project and to accomplish the goals set out therein.
2.6Records. EHBE shall maintain complete and accurate records, appropriate for patent and Intellectual Property Rights protection purposes, of all work in connection with the Project.
2.7Reports.
(a)At such times as described in the applicable Project Plan for a Project and otherwise at Skye’s reasonable request, EHBE shall prepare and deliver to Skye such reports (in such form as reasonably requested by SKYE), including, without limitation, a report (in such form as reasonably requested by Skye) describing in reasonably sufficient detail the Results derived as of the date of such report, activities conducted under such Project and all resulting Project Technology and Skye Technology, and accounting for the use of the funding provided by Skye for such Project.
(b)Unless otherwise set forth in the applicable Project Plan, within forty-five (45) days after completion or termination of such Project, EHBE shall prepare and deliver to Skye a final report (in such form as reasonably requested by Skye) describing in reasonably sufficient detail all Results of such Project, all methodologies, techniques and other activities used in conducting such Project and all resulting Project Technology and SKYE Technology, and accounting for the use of the funding provided by SKYE for such Project.
2.8Term. The term of each Project shall commence on Project Effective Date (as defined in the applicable Project Plan) and, unless terminated earlier in accordance with this Agreement or the Parties otherwise mutually agree in writing, shall terminate upon delivery by EHBE and acceptance by SKYE of the final deliverable for such Project as described in the applicable Project Plan.
2.9Insurance. EHBE shall at all times maintain comprehensive personal injury and property damage insurance applicable to the operations of EHBE that will include without limitation personal injury liability, product liability, and contractual liability, and any other forms of insurance, all of which must be in such reasonable amounts and with such reasonable deductions as would be obtained by a prudent person acting reasonably in similar circumstances.
3.Skye Materials; Skye Technology.
3.1Skye Materials. [****]
3.2Ownership. EHBE hereby acknowledges that, as between SKYE and EHBE, SKYE is the sole owner or licensee of the SKYE Technology, together with all Intellectual Property Rights therein and thereto, and hereby assigns to SKYE, all right, title and interest in and to the foregoing.
3.3Patent Rights. SKYE shall control, at its sole cost, the filing, preparation, prosecution, maintenance and enforcement of all patent applications and patents claiming or covering the SKYE Technology. Upon SKYE’s reasonable request, EHBE and its employees and consultants shall assist SKYE, shall execute, acknowledge and deliver such further documents and instruments, and shall perform all such other acts as may be necessary or appropriate in preparing, filing, prosecuting, maintaining or enforcing all such patent applications and patents.
3.4No Warranties. EHBE hereby acknowledges that the SKYE Materials are experimental in nature and that they are provided on an “AS IS” basis. SKYE MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE SKYE MATERIALS OR THE USE THEREOF. SKYE DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT.

4.Results and Project Technology.
4.1Ownership and Assignment.
(a)SKYE shall be the exclusive owner of all rights, title and interests, including without limitation the Intellectual Property Rights, in and to the Results and Project Technology, regardless of whether they were made or conceived (a) solely by employees or others acting on behalf of EHBE, (b) solely by employees or others acting on behalf of SKYE or (c) jointly by employees or others acting on behalf of SKYE and by employees or others acting on behalf of EHBE. SKYE shall have the right, subject to the provisions of this Agreement, to freely exploit, transfer, license or encumber its rights in any Results and Project Technology, and the Intellectual Property Rights therein, without the consent of, or payment or accounting to, EHBE.
4.2Disclosure. EHBE promptly shall disclose to SKYE any Results and Project Technology made or conceived by or on behalf of EHBE and provide SKYE with copies of all information available to EHEB regarding such Results and Project Technology.
5.Financial Terms. With respect to each Project Plan entered into between the parties on mutual agreement, SKYE shall pay to EHBE such amounts as set forth in the budget of the applicable Project Plan, at such times an in accordance with such other terms and conditions as set forth in such Project Plan. EHBE will provide services to SKYE at reasonable market rates. EHBE shall use funds received from SKYE solely to conduct the applicable Project and for no other purpose.
6.Confidential Information.
6.1Confidential Information. EHBE shall hold all Confidential Information of the SKYE in confidence and shall not disclose such Confidential Information to any third party. EHBE shall disclose Confidential Information of the Discloser only to its employees, in each case who need to know such Confidential Information, to the extent such disclosure is reasonably necessary performance of its obligations or the exercise of its rights under this Agreement, and who are bound by restrictions regarding disclosure and use of such Confidential Information no less restrictive than those set forth herein. EHBE shall not use, or grant the use of, any Confidential Information of SKYE for the benefit of itself or any third party or for any purpose other than the performance of its obligations or the exercise of its rights under this Agreement. The obligations of this section 6 with respect to any item of Confidential Information or with respect to any discussions or agreements between the parties shall survive for five (5) years following the termination or expiration of this Agreement.
6.2Ownership. All Confidential Information (including, without limitation, all copies, extracts and portions thereof) is and shall remain the sole property of SKYE. EHBE does not acquire (by license or otherwise, whether express or implied) any Intellectual Property Rights or other rights under this Agreement or any disclosure hereunder, except the limited right to use such Confidential Information in accordance with the express provisions of this Agreement.
7.No Implied Rights. Except as expressly set forth in this Agreement, this Agreement shall not be construed to grant any license or other rights to either party in or to any patent or other intellectual property rights of the other party.
8.Term and Termination.
8.1Term. This Agreement will commence on the Effective Date and, unless sooner terminated as provided in this Agreement, will remain in full force and effect for a term of 1 year (the “Initial Term”).
8.2Termination. Any party shall have the right to terminate the Agreement in its entirety upon or after the material breach of this Agreement by SKYE or EHBE if the breaching party has not cured such breach within thirty (45) days after notice thereof by the other party.
8.3Effects of Termination.
(a)Promptly upon the completion or termination of any individual Project, unless the parties otherwise mutually agree in writing, the Recipient shall destroy or return to SKYE (as requested by the SKYE) all tangible items regarding the Confidential Information of the SKYE relating to such Project and all copies thereof, except that (i) EHBE shall have the right to retain one (1) copy for its legal files for the sole purpose of determining its obligations hereunder, and (ii) EHBE shall return to SKYE all remaining Technology relating to such Project.
(b)Promptly upon the expiration or termination of this Agreement in its entirety, unless the parties otherwise mutually agree in writing, (i) EHBE shall destroy or return to the SKYE (as requested by the SKYE) all tangible items regarding the Confidential Information of the SKYE and all copies thereof; provided, however, that the EHBE shall have the right to retain one (1) copy for its legal files for the sole purpose of determining its obligations hereunder, and (ii) EHBE shall return to SKYE all remaining SKYE Technology.

9.Governing Law. This Agreement shall be governed by, interpreted and construed in accordance with the laws of California, without regard to the conflicts of law principles thereof. Any legal action or other proceeding to resolve any dispute arising from or relating to this Agreement shall be brought only in the courts of California
10.Notices. All reports, notices and other documents that a party is required or may want to deliver to any other party shall be delivered in writing and either by personal delivery or by registered or certified mail at the address for the receiving party set out on page 1 of this Agreement, or as varied by any notice.
11.No Waiver. No condoning, excusing or overlooking by any party of any default, breach or non-observance by any other party at any time or times regarding any terms of this Agreement (including any Project Plans) shall operate as a waiver of that party´s rights under this Agreement. A waiver of any term or right under this Agreement shall be made in writing signed by the party entitled to the benefit of that term or right and is effective only to the extent set out in the written waiver.
12.Severability. Any part of this Agreement that is indefinite, invalid, illegal or otherwise void or unenforceable may be severed from this Agreement and the balance of this Agreement will continue in full force and effect.
(Remainder of page left intentionally blank. Signature page follows.)

IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

EMERALD HEALTH BIOTECHNOLOGY ESPAÑA
By:
Authorized Signatory
SKYE BIOSCIENCE INC.
By:
Authorized Signatory

11/11
1.1
1.2EXHIBIT A

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